      As filed with the Securities and Exchange Commission on June 5, 2002
                                                    Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   FORM S-8/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                           LONG ISLAND FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)
         DELAWARE                                          11-3453684
(State of Incorporation)                       (IRS Employer Identification No.)

                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11749
                                 (631) 348-0888
   (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

         LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                                                  COPIES TO:
DOUGLAS C. MANDITCH                               GEORGE W. MURPHY, JR., ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER             SUZANNE A. WALKER, ESQ.
LONG ISLAND FINANCIAL CORP.                       MULDOON MURPHY & FAUCETTE LLP
One Suffolk Square                                5101 Wisconsin Avenue, N.W.
Islandia, New York 11722                          Washington, D.C.  20016
(631) 348-0888                                    (202) 362-0840
(Name, Address and Telephone Number
 of Agent for Service)

===================================================================================================================================
                                                CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
      Title of Class of           Proposed Amount          Proposed Purchase       Estimated Aggregate          Amount of
 Securities to be Registered     to be Registered 1         Price Per Share 2        Offering Price 2        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par             105,000 shares               $21.45 2                $2,252,250               $208.00
value
-----------------------------------------------------------------------------------------------------------------------------------

1       105,000 shares are being registered for issuance pursuant to the Long Island Financial Corp. 1998 Stock Option Plan, as
        amended ("Option Plan") in addition to the 175,000 shares registered on August 30, 1999 (SEC No. 333-86111) and the 50,000
        shares registered on August 17, 2001 (SEC No. 333-86111). This Registration Statement also covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
2       Estimated solely for the purpose of calculating the amount of the registration fee.  Pursuant to Rule 457(c) under the
        Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $21.45 based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of Long Island Financial Corp.,
        Inc. (the "Registrant"), as reported on the Nasdaq National Market on June 4, 2002.




         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.



00210200.WPD

     PART I     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The contents of the previously filed Registration Statement for Long Island Financial Corp., dated August 30, 1999 (Registration No. 333-86111) and amended on August 17, 2001 (Registration No. 333-86111), is hereby incorporated by reference. This registration statement is being filed to register additional shares of Common Stock of Long Island Financial Corp.

ITEM 8.         EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8/A (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a)    List of Exhibits (filed herewith unless otherwise noted)

         3.1        Certificate of Incorporation of the Registrant 1
         3.2        Bylaws of the Registrant 1
         4          Long Island Financial Corp. 1998 Stock Option Plan 2
         5          Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock registered hereby
         23.1       Consent of KPMG LLP
         24         Powers of Attorney (contained on the signature pages)
-----------------------

1 Incorporated herein by reference to Exhibits contained in the Registration Statement on Form S-4 (SEC No. 333-63971) filed with the SEC on September 22, 1998.
2 Incorporated herein by reference to Exhibit 4 in the Registration Statement on Form S-8/A (SEC No. 333-86111) filed with the SEC on August 30, 1999.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, as amended, Long Island Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Islandia, State of New York, on June 4, 2002.

                                     LONG ISLAND FINANCIAL CORP.


                                     By: /s/ Douglas C. Manditch
                                         --------------------------------------
                                         Douglas C. Manditch
                                         President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Manditch) constitutes and appoints Douglas C. Manditch and Mr. Manditch hereby constitutes and appoints Perry B. Duryea, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8/A registration statement and any Form S-8/A registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                          Title                      Date
      ----                          -----


/s/Douglas C. Manditch        President and Chief                  June 4, 2002
-----------------------       Executive Officer
Douglas C. Manditch           (principal executive officer)

/s/Thomas Buonaiuto           Vice President, Treasurer            June 4, 2002
----------------------
Thomas Buonaiuto              (principal accounting and
                              financial officer)


/s/Perry B. Duryea            Chairman of the Board                June 4, 2002
----------------------
Perry B. Duryea




/s/Roy M. Kern, Jr.           Vice Chairman of the Board           June 4, 2002
----------------------
Roy M. Kern, Sr.



/s/Harvey Auerbach            Director                             June 4, 2002
----------------------
Harvey Auerbach



/s/Frank J. Esposito          Director                             June 4, 2002
----------------------
Frank J. Esposito



/s/John L. Ciarelli, Esq.     Director                             June 4, 2002
--------------------------
John L. Ciarelli, Esq.



/s/Donald Del Duca            Director                             June 4, 2002
----------------------
Donald Del Duca



/s/Waldemar Fernandez         Director                             June 4, 2002
----------------------
Waldemar Fernandez

/s/Gordon A. Lenz             Director                             June 4, 2002
----------------------
Gordon A. Lenz


/s/Werner S. Neuburger        Director                             June 4, 2002
----------------------
Werner S. Neuburger



/s/Thomas F. Robers, III      Director                             June 4, 2002
------------------------
Thomas F. Roberts, III



/s/Alfred Romito              Director                             June 4, 2002
----------------------
Alfred Romito



/s/Sally Ann Slacke           Director                             June 4, 2002
----------------------
Sally Ann Slacke



/s/John C. Tsunis, Esq.       Director                             June 4, 2002
-----------------------
John C. Tsunis, Esq.